Exhibit 10.10

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NOVATION AGREEMENT

This Agreement between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and bluebird bio, Inc., a corporation having a principal place of business at 840 Memorial Drive, Cambridge, MA 02139 is effective on the 2nd day of April, 2012 (“Effective Date”).

1	BACKGROUND

Stanford has rights to biological material known as 293T Cell Line. It was developed in the laboratory of Dr. Michele Calos, and is described in Stanford Docket S97-079. The biological material was developed in the course of research supported by the National Institutes of Health. Stanford wants to have the biological material developed and marketed as soon as possible so that resulting products may be available for public use and benefit.

Stanford and BBB (formerly Genetix Pharmaceuticals Inc.) are parties to a previous agreement concerning the Biological Material dated July 11, 2002, hereafter “Prior Agreement”. Stanford and BBB wish to amend and restate said Prior Agreement by this Novation Agreement (“Agreement”), beginning as of the Effective Date of this Agreement.

2	DEFINITIONS

2.1	“BBB” means bluebird bio, Inc. and its Affiliates. “Affiliates” any person, corporation, or other business entity which controls, is controlled by, or is under common control with BBB; and for this purpose, “control” of a corporation means the direct or indirect ownership of more than fifty percent (50%) of its voting stock, and “control” of any other business entity means the direct or indirect ownership of greater than a fifty percent (50%) interest in the income of such entity.

2.2	“Biological Material” means the 293T cell line previously provided to BBB under the Prior Agreement.

2.3	“Licensed Field of Use” means any commercial and/or non-commercial use of Biological Material for:

•	research, and non-clinical and clinical development purposes; and

•	human and animal gene therapy products.

2.4	“Licensed Product” means a product or part of a product in the Licensed Field of Use containing, derived from, or made using Biological Material.

2.5	“Licensed Territory” means worldwide.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.6	“Net Sales” means all gross revenue actually received by BBB, from the sale, transfer or disposition of Licensed Product to a third party. Net Sales excludes the following items (but only as they pertain to the making, using, importing or selling of Licensed Products, are included in gross revenue, and are separately billed):

(A)	import, export, excise and sales taxes, and custom duties;

(B)	costs of insurance, packing, and transportation from the place of manufacture to the customer’s premises or point of installation;

(C)	credit for returns, allowances, or trades; and

(D)	cash, trade or quantity discounts actually granted to third parties.

For clarity, Net Sales does not include (i) any payments received by BBB, its affiliates, or sublicensees in consideration of a Sublicense; or (ii) transfers of a Licensed Product between any of BBB, an affiliate or a sublicensee for sale by the transferee.

2.7	“Stanford Indemnitees” means Stanford and Stanford Hospitals and Clinics, and their respective trustees, officers, employees, students, and agents.

3	GRANT

3.1	Grant. Subject to the terms and conditions of this Agreement, Stanford hereby grants BBB a license under the Biological Material in the Licensed Field of Use to make, have made, use, have used, import, have imported, offer to sell, have offered to sell, sell and have sold Licensed Product in the Licensed Territory.

3.2	Nonexclusivity. The license is nonexclusive in the Licensed Field of Use beginning on April 2, 2012 and expiring April 2, 2037. BBB may elect to extend the term of this Agreement for additional twenty five (25) year periods upon written notice to Stanford, without further consideration or amendment to this agreement; provided however, that i) such notice of extension must include verification by BBB that it has a commercial product on the market at that time, and ii) BBB is in material compliance with this Agreement at that time. If either of these conditions is not met, BBB and Stanford may elect to extend the term of this Agreement by mutual consent.

3.3	Retained Rights. Stanford retains title to all Biological Materials.

3.4	Specific Exclusion. Stanford does not:

(A)	grant to BBB any other licenses, implied or otherwise, to any patents or other rights of Stanford regardless of whether the patents or other rights are required to exploit any Biological Material; and

(B)	agree to furnish to BBB any technology or technological information other than the Biological Material or to provide BBB with any assistance.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

4	SUBLICENSING

4.1	Permitted Sublicensing. BBB may grant sublicenses to its rights under this Agreement in the Licensed Field of Use to third parties. Such Sublicensees may then grant further sublicenses to other third parties for the purpose of the development, manufacturing, marketing, selling, importing and distribution of Licensed Products; provided however that (i) Sublicensees shall first submit to Stanford the identity of such other third party, along with a summary of the purpose for such further sublicense and (ii) Stanford shall then provide Sublicensee its prompt, prior written consent, which shall not be unreasonable withheld or conditioned.

4.2	Sublicense Requirements. Any Sublicense:

(A)	is subject to this Agreement;

(B)	will expressly include the provisions of Articles 8, 9, and 10 for the benefit of Stanford; and

(C)	will require the transfer of all the sublicensee’s obligations to BBB specifically relating to the sublicense, including the payment of royalties related to the Biological Material specified in the sublicense, to Stanford or its designee, if this Agreement is terminated.

(D)	BBB will submit to Stanford a copy of each sublicense promptly following execution.

4.3	Sublicense Consideration. BBB will pay Stanford a [***] payment in consideration of said sublicense, unless such sublicense is to a collaborating partner, contract manufacturer or contract research organization during the term of the agreement between BBB and such partner/contractor. If sublicensee already has a license for the research use of the Biological Material, said milestone payment will be reduced to [***]. If the sublicensee already has a license for the commercial use of the Biological Material, said milestone payment will not be due.

5	GOVERNMENT RIGHTS

This Agreement is subject to Title 35 Sections 200-204 of the United States Code. Among other things, these provisions provide the United States Government with nonexclusive rights to the Biological Material. BBB will ensure all obligations of these provisions are met.

6	ROYALTIES

6.1	Issue Royalty. BBB will pay to Stanford a noncreditable, nonrefundable license issue royalty of [***] within thirty (30) days after signing this Agreement. Upon receipt of payment, Stanford will send Biological Material to BBB.

6.2	License Maintenance Fee. Beginning April 2, 2013, and each April 2, thereafter, BBB will pay Stanford a yearly license maintenance fee based on the Net Sales of Licensed Products as follows:

[***];

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

[***]

[***]

[***]

Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 6.4.

6.3	Earned Royalty. BBB will pay Stanford earned royalties on Net Sales as follows:

Licensed Products for Research Use [***] of Net Sales

Licensed Products for human and animal lentivirus based gene therapy products:

[***]

[***]

These percentages shall be reduced by [***] for each third party license that requires payment(s) by BBB with respect to a Licensed Products; provided however, the royalty owed to Stanford under this Section 6.3 shall not be less than [***] on this basis.

6.4	Creditable Payments. The license maintenance fee for a year may be offset against earned royalty payments due on Net Sales occurring in that year.

For example:

(A)	if BBB pays Stanford a $10 maintenance payment for year Y, and according to Section 6.3 $15 in earned royalties are due Stanford for Net Sales in year Y, BBB will only need to pay Stanford an additional $5 for that year’s earned royalties due on Net Sales.

(B)	if BBB pays Stanford a $10 maintenance payment for year Y, and according to Section 6.3 $3 in earned royalties are due Stanford for Net Sales in year Y, BBB will not need to pay Stanford any earned royalty payment due on Net Sales for that year. BBB will not be able to offset the remaining $7 against a future year’s earned royalties.

6.5	No Escrow. BBB shall not pay royalties into any escrow or other account.

6.6	Currency. BBB will calculate the royalty on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate for the currency quoted by the Bank of America (San Francisco) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. BBB will make royalty payments to Stanford in U.S. Dollars.

6.7	Non-U.S. Taxes. BBB will pay all non-U.S. taxes related to royalty payments. These payments are not deductible from any payments due to Stanford.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.8	Interest. Any payments not made when due will bear interest at the lower of (a) [***] or (b) the maximum rate permitted by law.

7	ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

7.1	Earned Royalty Payment and Report. Beginning with the first commercial sale of a Licensed Product to a third party, BBB will submit to Stanford a written report (even if there are no commercial sales) and an earned royalty payment within sixty (60) days after the end of each calendar year [***], and within sixty (60) days after the end of each calendar quarter thereafter. This report will be in the form of Appendix A and will state the number, description, and aggregate Net Sales of Licensed Product during the completed calendar quarter. With each report BBB will include any earned royalty payment due Stanford for the completed calendar quarter (as calculated under Section 6.3 and subject to Section 6.4.)

7.2	Termination Report. BBB will pay to Stanford all applicable royalties and submit to Stanford a written report within ninety (90) days after the license terminates. BBB will continue to submit earned royalty payments and reports to Stanford after the license terminates, until all Licensed Products made or imported under the license have been sold.

8	EXCLUSIONS AND NEGATION OF WARRANTIES

8.1	Representation. Stanford represents that it has the right to enter into this Agreement and grant the rights and licenses hereunder.

8.2	Negation of Warranties. Except as provided in Section 8.1, Stanford provides BBB the rights granted in this Agreement AS IS and WITH ALL FAULTS. Stanford makes no representations and extends no warranties of any kind, either express or implied. Among other things, Stanford disclaims any express or implied warranty:

(A)	of merchantability, of fitness for a particular purpose,

(B)	of non-infringement or

(C)	arising out of any course of dealing.

8.3	No Representation of Biological Material. BBB also acknowledges that Stanford does not represent or warrant that the exploitation of Biological Material will be successful.

9	INDEMNITY

9.1	Indemnification. BBB will indemnify, hold harmless, and defend all Stanford Indemnitees against any third party claim of any kind arising out of or related to the exercise of any rights granted BBB under this Agreement or the breach of this Agreement by BBB.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.2	No Indirect Liability. Neither party will be liable to the other for any indirect, special, consequential, or other damages whatsoever, whether grounded in tort (including negligence), strict liability, contract, or otherwise arising out of or in connection with solely this Agreement under any theory of liability, provided, however, that the foregoing will not apply to any right of action for infringement, contributory infringement or inducement of infringement Stanford may have under any applicable law. Stanford will not have any responsibilities or liabilities whatsoever with respect to Licensed Product(s).

9.3	Workers’ Compensation. BBB will comply with all statutory workers’ compensation and employers’ liability requirements for activities performed under this Agreement.

9.4	Insurance. During the term of this Agreement, BBB will maintain Comprehensive General Liability Insurance, including Product Liability Insurance, with a reputable and financially secure insurance carrier to cover the activities of BBB. The insurance will provide minimum limits of liability of [***]. Insurance must cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least A- as rated by A.M. Best. Within 15 days of the Effective Date of this Agreement, BBB will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. BBB will provide to Stanford 30 days prior written notice of cancellation or material change to this insurance coverage. BBB will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of BBB will be primary coverage; insurance of Stanford and Stanford Hospitals and Clinics will be excess and noncontributory.

10	STANFORD NAMES AND MARKS

BBB will not identify Stanford in any promotional statement, or otherwise use the name of any Stanford faculty member, employee, or student, or any trademark, service mark, trade name, or symbol of Stanford or Stanford Hospitals and Clinics, including the Stanford name, unless BBB has received Stanford’s prior written consent. Permission may be withheld at Stanford’s sole discretion. Notwithstanding the foregoing, without the consent of Stanford, BBB may state to its actual and prospective investors, strategic partners and sublicensees that it is licensed under the Biological Material, and further BBB may comply with disclosure requirements of all applicable laws relating to its business, including, without limitation, United States and state securities laws.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

11	TERMINATION

11.1	Termination by BBB.

(A)	BBB may terminate this Agreement by giving Stanford written notice at least 30 days in advance of the effective date of termination selected by BBB.

(B)	As of the effective date of termination, BBB will:

(1)	cease use and sale of Biological Material and any Licensed Products; and

(2)	return to Stanford or destroy all Biological Material.

11.2	Termination by Stanford.

(A)	Stanford may also terminate this Agreement if BBB:

(1)	is delinquent on any report or payment;

(2)	is not using commercially reasonable efforts to develop, manufacture and/or commercialize one or more Licensed Products or to enter into a partnering or collaboration agreement or corporate transaction with respect to Licensed Products;

(3)	is in material breach of any provision; or

(4)	provides any false report.

(B)	Termination under this Section 11.2 will take effect 30 days after written notice by Stanford unless BBB remedies the problem in that 30-day period, except for Sections 11.2(A)(2), in which case termination will take place 120 days after written notice by Stanford unless BBB remedies the problem in that 120-day period.

(C)	As of the effective date of termination, BBB will:

(1)	cease use and sale of Biological Material and any Licensed Products; and

(2)	return to Stanford or destroy all Biological Material.

11.3	Surviving Provisions. Surviving any termination or expiration are:

(A)	BBB’s obligation to pay royalties accrued or accruable;

(B)	any claim of BBB or Stanford, accrued or to accrue, because of any breach or default by the other party; and

(C)	the provisions of Articles 6.4, 7, 8, and 9, and any other provision that by its nature is intended to survive.

12	ASSIGNMENT

The rights and obligations of the parties under this Agreement may not be assigned or otherwise transferred without the written consent of Stanford and BBB; however, no consent is needed for an assignment to an entity which acquires a party (which

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

acquisition may be by merger, purchase of assets, or change of control), so long as the acquiring entity agrees in writing to be bound by the terms of this Agreement. In the event of any acquisition of BBB, Stanford agrees to execute whatever agreements are necessary, if any, to assure the transfer of the rights and obligations herein to the succeeding entity.

13	EXPORT

BBB and its affiliates and sublicensees shall comply with all United States laws and regulations controlling the export of licensed commodities and technical data. (For the purpose of this paragraph, “licensed commodities” means any article, material or supply but does not include information; and “technical data” means tangible or intangible technical information that is subject to US export regulations, including blueprints, plans, diagrams, models, formulae, tables, engineering designs and specifications, manuals and instructions.) These laws and regulations may include, but are not limited to, the Export Administration Regulations (15CFR 730-774), the International Traffic in Arms Regulations (22 CFR 120-130) and the various economic sanctions regulations administered by the US Department of the Treasury (31 CFR 500-600).

Among other things, these laws and regulations prohibit or require a license for the export or retransfer of certain commodities and technical data to specified countries, entities and persons. BBB hereby gives written assurance that it will comply with, and will cause its affiliates and sublicensees to comply with all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its affiliates or sublicensees, and that it will indemnify, defend and hold Stanford harmless for the consequences of any such violation.

14	ARBITRATION

Any dispute between the parties regarding any payments made or due under this Agreement will be settled by arbitration in accordance with the JAMS Arbitration Rules and Procedures. The parties are not obligated to settle any other dispute that may arise under this Agreement by arbitration.

15	NOTICES

All notices under this Agreement are deemed fully given when written, addressed, and sent as follows:

All general notices to BBB are mailed to:

Head of Business Development

Bluebird Bio, Inc.

840 Memorial Drive.

Cambridge, MA 02139

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

All financial invoices to BBB (i.e., accounting contact) are e-mailed to:

[***]

With a copy to: [***]

All progress report invoices to BBB (i.e., technical contact) are e-mailed to:

[***]

All general notices to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

[***]

All payments to Stanford are mailed to:

Stanford University

Office of Technology Licensing

Department #44439

P.O. Box 44000

San Francisco, CA 94144-4439

All progress reports to Stanford are e-mailed or mailed to:

Office of Technology Licensing

1705 El Camino Real

Palo Alto, CA 94306-1106

[***]

Either party may change its address with written notice to the other party.

16	MISCELLANEOUS

16.1	Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.

16.2	Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California, without reference to its conflicts of laws principles.

16.3	Exclusive Forum. Subject to Section 14, the state and federal courts having jurisdiction over Stanford, California, United States of America, provide the

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

exclusive forum for any court action between the parties relating to this Agreement. BBB submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over BBB or constitutes an inconvenient or improper forum.

16.4	Headings. No headings in this Agreement affect its interpretation.

16.5	Electronic Copy. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature:	/s/ Katharine Ku

Name:	Katharine Ku

Title:	Director, Technology Licensing

Date:	April 12, 2012

BLUEBIRD BIO

Signature:	/s/ Nick Leschly

Name:	Nick Leschly

Title:	Chief Executive Officer

Date:	4/2/12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

APPENDIX A

SAMPLE REPORTING FORM

Stanford Docket No. S97-079

This report is provided pursuant to the license agreement between Stanford University and bluebird bio, Inc.

License Agreement Effective Date: April 2, 2012

Report Covering Period
Yearly Maintenance Fee	$
Net Sales	$
Royalty Calculation
Royalty Subtotal	$
Credit	$
Royalty Due	$

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